Exhibit 10.1
FARM LEASE

THIS LEASE is made the___ of ______________, 2008 between ROHAN MARLEY of 1240 Vista Lane, Miami, Florida 33156, United States of America (hereinafter called “the Landlord”) of the ONE PART, and MARLEY COFFEE, INC., a corporation incorporated under the laws of the state of Nevada, of 357 South Fairfax Ave Suite 321, Los Angeles, California 90036, United States of America (hereinafter called “the Tenant”) of the OTHER PART.

RECITALS

1.
The Landlord is registered as the proprietor of an estate in fee simple in the land known as part of Chepstowe in the parish of Portland being the land comprised in Certificates of Title registered at Volume 713 Folio 77 and Volume 1102 Folio 549 of the Register Book of Titles (hereinafter called “the Land”).

2.	The Landlord has agreed to lease to the Tenant the Land, together with a shed thereon (hereinafter called “the Farm”), at the rent and upon the terms and conditions hereinafter contained.

NOW THIS LEASE WITNESSETH as follows:

1.	Lease of Farm

In consideration of the rents, covenants and agreements hereafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord HEREBY LEASES to the Tenant, and the Tenant rents from the Landlord, the Farm, subject to the terms and conditions herein set forth.

2.	Term of the Lease

The term of this Lease shall commence on February 15, 2008 (hereinafter called “the Commencement Date”) and shall end (unless otherwise extended or terminated as hereinafter provided) at midnight on February 14, 2018 (“the Termination Date”).

3.	Lease Year

The term “Lease Year” as used herein shall mean consecutive twelve (12) month periods commencing on the Commencement Date of this Lease.

4.	Base Rent

The Tenant covenants and agrees to pay the Landlord the Base Rent of One Thousand United States Dollars (US$1,000.00) per annum, (J$71,500.00 for the purposes of Stamp Duty only) payable in advance, without deduction or setoffs and without prior demand therefor, on execution of this Lease.  Each subsequent rental payment hereunder shall be paid on the 15th day of December in each subsequent Lease Year.

5.	Time and Place of Payment

The Tenant shall promptly pay all rentals and other charges and render all statements herein prescribed at the office of the Landlord, or to such other person or company, and at such other place, as shall be designated by the Landlord in writing on or before each rental payment date.  Subject to the provisions of Clause 34 hereof, any rental payment received by the Landlord after five (5) working days from its due date [or of receipt of a General Consumption Tax (“GCT”) invoice from the Landlord, if applicable] shall incur a late charge equal to five percent (5%) of such payment to compensate the Landlord for his administrative expenses in connection with such late payment. If the Landlord shall pay any monies, or incur any expenses in correction of any violation of any covenant or of any other obligation of the Tenant herein set forth or implied herefrom, the amounts so paid or incurred shall, at the Landlord's option and on notice to the Tenant, be considered additional rental and payable by the Tenant, with the first installment of rental thereafter to become due and payable, and may be collected or enforced as by law provided in respect to rentals.

6.	General Consumption Tax or Other Tax

The Tenant shall also pay GCT, and all other tax which may in the future be imposed, levied or assessed against the rent or any other charge or payment required herein by the Government of Jamaica, unless the Tenant is exempt from GCT and such other tax.  If applicable, the Tenant shall, upon presentation of a GCT invoice by the Landlord, make the payment of GCT on a monthly basis, concurrently with payment of the Base Rent.

7.	Possession of Farm

The Tenant shall occupy the Farm and shall continuously conduct the business stated below on the Farm.

8.	Use of Farm

8.1
The Tenant will use and occupy the Farm only for the purposes of growing coffee, fruits and vegetables, raising bees and producing honey, and all activities related thereto, and for no other use and purpose.  In the event that the Tenant uses the Farm for purposes not expressly permitted herein, the Landlord may, in addition to all other remedies available to it, terminate this Lease or restrain said improper use by injunction.  The Tenant shall not perform any acts or carry on any practices which may damage the Land or be a nuisance which will result in the increase of fire and/or crop insurance premiums.

8.2
Save as in pursuance of the permitted use specified in the previous paragraph of this Clause, the Tenant shall not store or bring upon the Farm any articles of an especially combustible, inflammable or dangerous nature, and not to do or permit or suffer to be done anything by reason whereof the present or any future policy of insurance against fire or crop loss in respect of the Farm may be rendered void or voidable, or whereby the rate of premium thereof may be increased.

8.3
In the event the use set forth above shall at any time prior to or during the Term hereof, be prohibited by any law or regulation affecting the Farm, preventing the Tenant from operating its business on the Farm, the Tenant shall have the right to terminate this Lease upon sixty (60) days written notice to the Landlord, which termination shall be the sole remedy of the Tenant in the event of such prohibition.

9.	Operation and Maintenance of Farm

9.1	The Tenant shall provide the machinery and equipment listed in Appendix A hereof, which are required to operate the Farm properly.

9.2
In order to operate the Farm efficiently and to maintain it in a high state of productivity, the Tenant agrees to provide the labour, which in its opinion, acting in good faith is necessary to maintain the Farm and it’s improvement during the Term hereof.

9.3
The Tenant shall pay all operating costs in respect of the Farm.  It is further agreed, understood and acknowledged that the Tenant has already expended the sum of J$3,065,945.64 or US$45,760.38 in respect of the Farm, the details of which are specified in Appendix B.

9.4	All coffee beans grown on the Farm during the term of this Lease shall be the sole property of the Tenant.

10.	Environmental Actions and Indemnification

10.1
The Tenant agrees not to store on the Farm, any hazardous materials or any type, as defined by any governmental agency, or any other toxic, corrosive, reactive, or ignitable material without first obtaining in each case all governmental approval and permits required for such storage.

10.2	The Tenant agrees not to generate hazardous effluents.

10.3
The Tenant agrees to allow reasonable access to facilities for monitoring of the above by the Landlord or representatives of the National Environment & Planning Agency (“NEPA”) to assure compliance with the above, as well as any other conditions relating to the use of the Farm.  The Tenant agrees that it will comply with all governmental requirements relating to public health and the environment.

11.	Construction by the Tenant

All construction work done by the Tenant on the Farm and otherwise shall be performed in a good and workmanlike manner, in compliance with all governmental requirements.  Without limitation to the generality of the foregoing, the Landlord shall have the right to require that such work be performed in accordance with other reasonable rules and regulations which the Landlord may, from time to time prescribe.  The Tenant agrees to indemnify the Landlord and hold him harmless against any loss, liability or damage, resulting from such work, and the Tenant shall, if requested by the Landlord, furnish a bond or other security satisfactory to the Landlord, against any such loss, liability or damage.  The Tenant shall be liable to the Landlord for any damages resulting from labour disputes, strikes or demonstrations resulting from the Tenant's construction or alteration work with the employment of workers.

12.	Additions and Improvements by the Tenant

All additions and improvements made by the Tenant, or made by the Landlord on the Tenant's behalf by agreement under this Lease, shall remain the property of the Tenant for the term of this Lease, or any extension or renewal thereof.  Such additions and improvements may be removed from the Farm by the Tenant or its agents without prior consent from the Landlord.  Provided however that the Tenant shall reinstate the Farm, as far as is practicable, to the condition in which the property was on the Commencement Date of this Lease.  Upon expiration of this Lease, or any renewal term thereof, the Landlord shall have the option of requiring the Tenant to remove all such additions and improvements, and restore the Farm as provided in Clause 13 hereof.  If the Tenant fails to remove such additions and improvements and restore the Farm, then such additions and improvements shall become the property of the Landlord and in such event, should the Landlord so elect, the Landlord may restore the property to its original condition, as far as is practicable, for which cost, the Tenant shall be responsible and shall pay promptly upon demand.

13.	Responsibilities of Tenant

13.1	The Tenant shall comply with the requirements of all laws, regulations or orders of all governmental authorities and will take good care of the Farm.

13.2
The Tenant shall conduct all farming operations in an efficient and husband like manner.  This includes, among other things, performing farm operations on time and following generally approved coffee, fruit, vegetable and honey production practices.

13.3
The Tenant shall use its reasonable and best efforts to control soil erosion according to an approved conservation plan, keep in good repair all terraces, open ditches, inlets, and outlets of tile drains, preserve, all established watercourses or ditches, including grass waterways, and refrain from any operation or practice that will injure such structures.

13.4
At the expiration of the tenancy hereby created, the Tenant shall surrender the Farm in the same condition as the Farm was in upon delivery of possession under this Lease, as far as is practicable, and damage by unavoidable casualty excepted.  The Tenant shall remove all its machinery and equipment and any alterations or improvements which the Landlord requests to be removed before surrendering the property as aforesaid and shall repair any damage to the Farm caused thereby.  The Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of the Lease.

13.5
The Tenant shall give immediate notice to the Landlord (and telephonic notice, where possible, in the case of an emergency) in case of flood, Acts of God, fire or accidents occurring on or to the Farm.

13.6	The Tenant shall pay the cost of water rates, electricity and telephone services supplied to the Farm and to make its own arrangements with the suppliers thereof.

13.7	The Tenant shall not obstruct any walkway, access to, or egress from the Farm or any part thereof, and shall dispose of all refuse by proper means to the satisfaction of the Landlord.

13.8	The Tenant shall be responsible for all property taxes payable in respect of the Land.

14.	Quiet Enjoyment

Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on the Tenant's part to be observed and performed, the Tenant shall peaceably and quietly hold and enjoy the Farm for the term hereby demised without hindrance or interruption by the Landlord or any other person or persons lawfully claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.

15.	Assignment and Subletting

The Tenant shall not assign or in any manner transfer, or grant or suffer any encumbrance of the Tenant’s interest in this Lease, in whole or in part, nor sublet all or any portion of the Farm, or grant a license, concession or other right of occupancy of any portion of the Farm.

16.	Assignment by the Landlord

In the event of the transfer and assignment by the Landlord of his interest in this Lease and/or Farm the transferee or assignee shall expressly assume the Landlord's obligations under this Lease, and the Landlord shall thereby be released from any further obligations thereunder, and the Tenant agrees to look solely to such transferee or assignee for performance of such obligations.

17.	Waste or Nuisance

The Tenant shall not commit or suffer to be committed any waste upon the Farm or any nuisance or other act or thing which may disturb the quiet enjoyment of occupants of adjoining properties, or which may adversely affect the Landlord's interest in the Farm or the Land.

18.	Government Regulations

The Tenant shall, at the Tenant's sole cost and expense, comply with all laws, orders and regulations and other applicable requirements of all governmental authorities, now in force, or which may hereafter be in force, pertaining to, or affecting the Tenant’s use or occupancy of the Farm, and shall faithfully observe in the use and occupancy of the Farm all statutes and regulations now in force or which may hereafter be in force.  The Tenant shall indemnify and save the Landlord harmless from all costs, losses, expenses or damages resulting from the Tenant's failure to perform its obligations under this Clause.

19.           Total Condemnation

If the whole of the Farm shall be acquired or condemned by compulsory acquisition for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date of title vesting in any governmental authority, and all rentals and other charges shall be paid up to that date and the Tenant shall have no claim against the Landlord for the value of any unexpired term of this Lease.

20.	Partial Condemnation

If any part of the Farm shall be acquired or condemned by compulsory acquisition for any public or quasi-public use or purpose, and in the event that such partial acquisition or condemnation shall, in the opinion of the Landlord and the Tenant, render the Farm unsuitable for the business of the Tenant, then the Landlord and the Tenant shall each have the right to terminate this Lease by notice given to the other within sixty (60) days after the date of title vesting in any governmental authority and the Tenant shall have no claim against the Landlord for the value of any unexpired term of this Lease.  In the event of a partial acquisition or condemnation which is not extensive enough to render the Farm unsuitable for the business of the Tenant, then the Landlord shall promptly restore the Farm (exclusive of the Tenant's machinery and equipment) to a condition comparable to its condition at the time of such condemnation; provided that the Landlord shall not in any event be required to spend for such repair, restoration or alteration work an amount in excess of the respective amounts received by the Landlord as damages for the acquisition of such part of the Farm.  As used herein, the amount “received by the Landlord” shall mean that portion of the award or damages in condemnation received by the Landlord from the condemning authority which is free and clear of all prior claims or collections by the holders of any mortgages or deeds of trust, and this Lease shall continue in force and effect except that the fixed minimum annual rent shall be reduced in proportion to the portion of the Farm lost in the acquisition.  If more than twenty (20%) percent of the arable area of the Farm shall be acquired as aforesaid (whether or not the Farm shall be affected by the acquisition), the Landlord and the Tenant shall have the right to terminate this Lease by notice given to the other within sixty (60) days after the date of title vesting in any governmental authority and the Tenant shall have no claim against the Landlord for the value of the unexpired term of this Lease.

21.	Landlord's Damages

In the event of any condemnation or taking as hereinabove provided, whether in whole or partial, the Tenant shall not be entitled to any percentage of the award, as damages or otherwise, for such condemnation and the Landlord is to receive the full amount of such award, the Tenant hereby expressly waiving any right or claim to any part thereof.

22.	Tenant's Damages

Although all damages in the event of any condemnation are to belong to the Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or the fee of the Farm, the Tenant shall have the right to claim and recover from the condemning authority, but not from the Landlord, such compensation as may be separately awarded or recoverable by the Tenant in the Tenant's own right on account of any damage to the Tenant's business by reason of the condemnation and for or on account of any cost or loss to which the Tenant might be put in removing the Tenant's machinery and equipment and leasehold improvements.  Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of Clause 21 and this Clause 22.

23.	Sale Under Threat of Condemnation

A sale by the Landlord to any authority having the power of compulsory acquisition, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed an acquisition under the power of compulsory acquisition for all purposes under Clauses 19 - 22.

24.	Events of Default

Upon the happening of one or more of the events as expressed below in (a) to (f), inclusive (individually and collectively, “Events of Default”), the Landlord shall have any and all rights and remedies hereinafter set forth:

(a)	In the event the Tenant should fail to pay any rent or any other sums required to be paid hereunder, as and when the same becomes due.

(b)
In the event a petition in bankruptcy (including bankruptcy proceedings or any other re-organisation proceedings) be filed by the Tenant, or be filed against the Tenant, and such petition is not dismissed within thirty (30) days from the filing thereof, or in the event the Tenant is adjudged bankrupt.

(c)	In the event of an appointment by any court of a receiver or other court officer of the Tenant's property and such receivership is not dismissed within thirty (30) days from such appointment.

(d)
In the event an execution or other legal process is levied upon the machinery and equipment or other property of the Tenant brought on the Farm, or upon the interest of the Tenant in this Lease, and the same is not satisfied or dismissed within ten (10) days from this levy.

(e)
In the event the Tenant fails to keep, observe or perform any of the other terms, conditions or covenants on the part of the Tenant herein to be kept, observed and performed for more than thirty (30) days after written notice thereof is given by the Landlord to the Tenant specifying the nature of such default, or if the default so specified shall be of such a nature that the same cannot reasonably be cured or remedied within the said thirty (30) day period, if the Tenant shall not in good faith have commenced the curing or remedying of such default within such thirty (30) day period and shall not thereafter continuously and diligently proceed therewith to completion.

(f)
In the event the Farm without the written consent of the Landlord, becomes vacant or be not used for a period of thirty (30) days or more or be used by any person or persons other than the Tenant or for any purpose not permitted hereunder the Landlord may at his option forthwith terminate this Lease by giving notice in writing to that effect to the Tenant and in the event of such termination, then all sums payable hereunder shall thereupon become immediately due and payable, and the Landlord may immediately re-enter and take possession of the Farm.

25.           Remedies of Landlord

(a)
In the event that any monthly installment of rent or any other sum required to be paid hereunder or any part thereof shall remain unpaid for fifteen (15) days after becoming due, the Landlord shall have the immediate right to re-enter the Farm, or any part thereof and thereupon this Lease shall terminate but without prejudice to the right of action of the Landlord in respect of any breach of the Tenant’s covenants herein contained or implied.  The Landlord shall upon the exercise of such right of re-entry dispossess the Tenant and all other occupants therefrom and remove and dispose of all property therein in the manner provided in Subdivision (c) of this Clause, all without service of any notice of intention to re-enter and with or without resort to legal process (which the Tenant hereby expressly waives) and without the Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.  The Landlord shall also have the right, at the option of the Landlord, to terminate this Lease upon thirty (30) days written notice to the Tenant and to thereupon re-enter and take possession of the said Farm with legal process.  Nothing herein, however, shall be construed to require the Landlord to re-enter in any event.  The Landlord shall not, in any event, be required to pay the Tenant any surplus of any sums received by the Landlord on a re-letting of the said Farm in excess of the rent provided in this Lease.

(b)
The Landlord in addition to other rights and remedies he may have, shall have the right to remove all or any part of the Tenant's property from the Farm and any property removed may be stored in any public warehouse or elsewhere at the cost of, and for the account of the Tenant and the Landlord shall not be responsible for the care or safekeeping thereof, and the Tenant hereby waives any and all loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts.

(c)
No such re-entry or taking possession of the Farm by the Landlord shall be construed as an election on the Landlord's part to terminate this Lease unless a written notice of such intention is given to the Tenant.  Notwithstanding any such re-letting without termination, the Landlord may at all times hereafter, elect to terminate this Lease for such previous default or breach.  Any such re-entry shall be allowed by the Tenant without hindrance, and the Landlord shall not be liable in damages for any such re-entry, or guilty of trespass or forcible entry.

(d)
Any and all rights, remedies and options given in this Lease to the Landlord shall be cumulative and in addition to and without waiver of or in derogation of any right or remedy given to it under any law now or hereafter in effect.

26.	Waiver

The waiver by the Landlord of any breach of any term, condition or covenant herein contained shall not be a waiver of such term, condition or covenant, or any subsequent breach of the same or any other term, condition or covenant herein contained.  The consent or approval by the Landlord to or of any act by the Tenant requiring the Landlord's consent or approval shall not be deemed to waive or render unnecessary the Landlord's consent to or approval of any subsequent similar act by the Tenant.  No re-entry hereunder shall bar the recovery of rents or damages for the breach of any of the terms, conditions or covenants on the part of the Tenant herein contained.  The receipt of rent after breach or condition broken, or delay on the part of the Landlord to enforce any right hereunder, shall not be deemed a waiver of forfeiture, or a waiver of the right of the Landlord to terminate this Lease or to re-enter the Farm or to re-let same.

27.	Right of Entry

27.1
Upon the Landlord giving the Tenant at least twenty-four (24) hours notice, the Tenant shall permit the Landlord and the Landlord's agents at all reasonable times to enter the Farm to: (i) examine the same, (ii) make such repairs, or alterations, improvements or additions as the Landlord may deem necessary or desirable, and (iii) do tilling, seeding, fertilizing, and any other customary seasonal work, none of which shall interfere with the Tenant use and enjoyment of the Farm or in carrying out its regular operations, and the Landlord shall be allowed to take all material into and upon the said Farm that may be required therefor without the same constituting an eviction of the Tenant in whole or in part and the rent reserved shall in no way abate while the said repairs, alterations, improvements or additions are being made unless the Tenant is prevented from operating on the Farm in whole or in part, in which event rent shall be proportionately abated during the said period.  Provided however, that in the event of an emergency or a natural disaster, the Tenant shall permit the Landlord and the Landlord's agents to immediately enter the Farm without notice to conduct such examination and make such repairs, or alterations, improvements or additions and to take all material into and upon the said Farm that may be required therefor.  In effecting such repairs, or alterations, improvements or additions the Landlord shall ensure that the Tenant’s business shall not be unreasonably disrupted and that the Tenant’s right of access for itself, its customers, invitees and suppliers shall not be adversely affected.  The Landlord shall make good all damage occasioned to the Tenant by such entry.

27.2
During the six (6) months prior to the expiration of the term of this Lease or any renewal term, the Tenant shall permit the Landlord and the Landlord's agents at all reasonable times to show the Farm to prospective tenants or purchasers, and place upon the Farm the usual notices “For Rent” or “For Sale”, which notices the Tenant shall permit to remain thereon without interference.

28.	Loss and Damage

The Landlord shall not be responsible for any damage to property of the Tenant or of others located on the Farm, nor for the loss of or damage to any property of the Tenant or of others by theft or otherwise.  The Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, steam, gas, electricity, water, rain, or leaks from any part of the Farm or from the pipes or plumbing works or from the street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature.  The Landlord shall not be liable for any such damage caused by other persons on the Farm, occupants of adjacent property, of the Farm, or the public, or caused by operations in construction of any private, public or quasi-public work.  All property of the Tenant kept or stored on the Farm shall be so kept or stored at the risk of the Tenant only and the Tenant shall hold the Landlord harmless from any and all claims arising out of damage to same, including subrogation claims by the Tenant's insurance company.

29.	Holding Over

On the last day of the term of this Lease, or upon any earlier termination of this Lease, or upon re-entry by the Landlord upon the demised property, the Tenant shall peaceably and without notice of any sort, quit and surrender the demised property to the Landlord in good order, condition and repair.  The Tenant specifically agrees that in the event the Tenant retains possession and does not so quit and surrender the property to the Landlord, then the Tenant shall pay to the Landlord (i) all damages that the Landlord may suffer on account of the Tenant's failure to so surrender and quit the demised property, and the Tenant will indemnify and save the Landlord harmless from and against any and all claims made by any succeeding tenant of the demised property against the Landlord on account of delay of the Landlord in delivering possession of the demised property to the said succeeding tenant to the extent that such delay is occasioned by the failure of the Tenant to so quit and surrender the said property, and (ii) rent for each month or any applicable portion of a month of such holding over at twice the amount payable for the month immediately preceding the termination of this Lease, during the time the Tenant thus remains in possession. The provisions of this paragraph do not waive any of the Landlord's rights of re-entry or any other right under the terms of this Lease.  If the Tenant shall fail to surrender the property as herein provided, no new tenancy shall be created and the Tenant shall be guilty of unlawful hold over.  No surrender of this Lease or of the property shall be binding on the Landlord unless: (a) the Tenant physically vacates the property; and (b) the Landlord specifically acknowledges and consents to the surrender in writing.

30.	Successors

All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective executors, administrators, heirs, successors and permitted assigns of the said parties. No rights, however, shall inure to the benefit of any assignee of the Tenant unless the assignment to such assignee has been approved by the Landlord in writing as provided in Clause 16.1 hereof.  Nothing contained in this Lease shall in any manner restrict the Landlord's right to assign or encumber this Lease and, in the event the Landlord sells or transfers its interest in the Land then the purchaser or transferee shall purchase or acquire subject to this Lease and shall assume the Landlord's obligation and covenants under this Lease, and the Landlord shall thereupon be relieved of all further obligations hereunder. The Landlord shall remain liable in respect of its obligations and covenants prior to any assignment or encumbrance of this Lease, and any such assignment or encumbrance will not affect or alter any of the Tenant’s rights or obligations under this Lease.

31.	Extension Option

The Landlord grants to the Tenant the option of extending the term of this Lease for three (3) further consecutive terms of five (5) years each from the expiration of the initial term and thereafter from the expiration of the second and third terms, provided:

(a)	there shall not at the time of the exercise of such option be any existing breach of any of the covenants on the part of the Tenant;

(b)	the Tenant gives notice in writing to the Landlord at least six (6) months before the expiration of the initial term and the second and third terms, exercising this option; and

(c)
the Tenant has achieved at least two (2) of the following targets at the time that the Tenant gives the notice in writing to the Landlord referred to in Subdivision (b) of this Clause: (i) not less than 80% of the Farm that is usable is operating at full capacity; (ii) the Tenant’s minimum share price is valued US$1.00 per unit; or (iii) the Tenant’s minimum yearly sales is not less than US$500,000.00.  The Tenant’s share price shall be calculated based on the 10-day average of the closing price of the Tenant’s common stock on the NASD Over-the-Counter Bulletin Board.

In the event that less than 80% of the Farm that is usable is not operating at full capacity by reason of strikes, lockouts, labour troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, natural disasters or other reason of a like nature not the fault of the Tenant, then the Tenant‘s failure to achieve that target shall be excused for the period of any such event.

The lease provisions applicable to the extensions shall be the same as those applicable to the initial term, with the exception of the present covenant for extension which shall not apply to the fourth term.

32.	Force Majeure

In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labour troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, natural disasters or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period of such delay.

33.	Notices

33.1
Every notice or other communication under this Lease shall be in writing and may be delivered personally or by letter, facsimile transmission or e-mail dispatched to the Landlord or the Tenant, as the case may be, at the party’s respective address or facsimile number or to such other address or facsimile number as may be notified by ether party to the other party for such purpose.

33.2
Every notice or other communication shall be deemed to have been received by the party to whom it is sent, if sent by post, seven (7) days after posting and, if delivered personally or sent by facsimile transmission or e-mail, at the time of delivery or dispatch if same occurs during normal business hours on a business day but, otherwise at the opening of business on the next succeeding business day.

34.	Amendment

This Lease may only be amended by a written instrument executed by the parties.  This Lease cannot be changed orally.

35.	Captions, Headings and Clause Numbers

The captions, headings and clause numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or interpret the scope or intent of such clauses of this Lease, nor in any way affect this Lease.

36.	Partial Invalidity

If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be held invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

37.	Effectiveness of Lease

The submission of this Lease for review does not constitute a reservation of or option for the Farm and this Lease becomes effective as a lease only upon execution and delivery thereof by the Landlord to the Tenant, and the receipt of the first month's rent, and if paid by check, subject to clearance of such check.

38.	Non-Registration

This Lease shall not be registered on the Certificates of Title for the Land but the Tenant may if it so desires to protect its interest under this Lease (at its own cost and expense) lodge a caveat at the office of the Registrar of Titles.

39.	Time of the Essence

Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

40.	Cumulative Remedies

No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

41.	Stamp Duty

The Stamp Duty payable with respect to this Lease and on the counterpart thereof shall be borne equally by the Landlord and the Tenant.  The Tenant shall pay to the Landlord on demand the Tenant’s said one half (½) costs.

42.	Counterparts

This Lease may be executed in multiple copies, each of which shall be deemed an original, and all of such copies shall together constitute one and the same instrument.

43.	Acceptance of Funds by Landlord

No receipt of money by the Landlord from the Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Farm shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit.

44.	Entire Agreement

This Lease sets forth all covenants, promises, agreements, conditions and understandings between the Landlord and the Tenant concerning the Farm and there are no covenants, promises, conditions or understandings, either oral or written, between them other than are herein set forth.  No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

45.	Appendices

This Lease is subject to the provisions set forth in the Appendices hereto and these Appendices shall be read and construed as a part of this Lease.

IN WITNESS WHEREOF the parties have hereunto set their hands and affixed their seals the day and year hereinbefore written.

________________________	________________________
ROHAN MARLEY	WITNESS
MARLEY COFFEE, INC.

By: ________________________	________________________
Name:	WITNESS
Title:

Appendix A

1.	2 weed whackers (Approx. USD$678.00)
2.	12 machetes (J$6,000.00)
3.	20 Gallons of gas (lasts three months, J$6,000.00)
4.	20 gallons of oil (lasts six weeks, J$3,500.00)
5.	4 Weed Whacker Cords (lasts six weeks, J$8,000.00)
6.	1 Gas Container to hold 20 gallons gas (J$500.00)
7.	6 Weed Whacker Heads (USD$8,400.00, lasts one year)
8.	4 Water Catchment Drums (J$2,000.00)
9.	5 Watering Buckets (J$500.00)
10.	2 Water Boots (J$3,400.00)
11.	1 Package of Nose Masks (J$100.00)
12.	6 Pairs Pruning Shears (J$9,000.00)
13.	1 First Aid Kit (J$2,000.00)
14.	4 Hand Saws (J$10,000.00)
15.	6 Composition Books (J$600.00)
16.	216 Coffee Borer Traps (USD $1,500.00, lasts one year)
17.	10 gallons Neem (USD$890.00 lasts one year)

Appendix B

Date	Item	Expenditure	JA $	US $
3Nov07	Fuel	$2,000.00
3Nov07	Seedlings	$3,000.00
3Nov07	Seedlings	$6,000.00
21Nov07	Fuel	$4,000.00
21Nov07	Seedlings	$21,500.00
24Nov07	Seedlings	$30,000.00
29Nov07	Fuel	$1,700.00
30Nov07	Payroll	$130,000.00
7Dec07	Fuel	$5,000.00
13Dec07	Fuel	$3,000.00
13Dec07	Seedlings	$15,000.00
14Dec07	Payroll	$139,000.00
21Dec07	Payroll	$94,000.00
5Jan08	Fuel	$3,000.00
9Jan08	Payroll	$127,000.00
10Jan08	Fuel	$4,000.00
10Jan08	Seedlings	$15,000.00
10Jan08	Tools	$6,574.00
10Jan08	Rent	$3,000.00
21Jan08	Vehicle servicing	$1,500.00
25Jan08	Fuel	$2,000.00
25Jan08	Transfer to Audley Shakespear	$41,330.00
25Jan08	Fuel	$3,000.00
25Jan08	Payroll	$137,000.00
31Jan08	Plantain suckers	$2,000.00
31Jan08	Seeds	$415.00
31Jan08	Tools	$1,065.00
4Feb08	Fuel	$2,000.00
4Feb08	Brocap Trap	$32,895.00
5Feb08	Seedlings	$8,000.00
5Feb08	Fuel	$4,000.00
5Feb08	Traffic Fine	$800.00
8Feb08	Payroll	$154,000.00
10Feb08	Rent	$3,000.00
19Feb08	Fuel	$3,760.00
22Feb08	Payroll	$154,000.00
7Mar08	Payroll	$154,000.00
10Mar08	Rent	$3,000.00
19Mar08	Vehicle servicing	$760.00
19Mar08	Tools	$7,034.00
21Mar08	Payroll	$157,500.00
27Mar08	Tools	$2,097.00
4Apr08	Payroll	$145,000.00
9Apr08	Fuel	$3,620.00
18Apr08	Rent	$3,000.00
18Apr08	Payroll	$154,000.00
23Apr08	Fuel	$130.00
23Apr08	Nails	$420.00
23Apr08	Saw File	$160.00
	Tools	$815.00
	Tools	$180.00
	Tools	$2,840.00
	Tools	$4,180.00
Sub-Total			$1,802,275.00	$26,899.63

18Feb08	Rover licencing & fitness	$10,000.00
18Feb08	Fuel for Rover	$4,000.00
18Feb08	Travel expense for Cornbread	$1,500.00
9Apr08	Payment for Farm Assessment	$37,010.41
29Apr08	Soil Samples	$6,250.00
7May08	Farm payroll (for fortnight ending May 2, 2008)	$154,000.00
7May08	Petty cash for Farm	$10,000.00
7May08	Salary for farm manager (April 2 weeks)	$39,675.00
16May08	Organic trainer's expense	$5,500.00
18May08	Salary for farm staff	$115,300.00
30May08	Salary for farm staff	$136,500.00
30May08	Salary for farm manager (May)	$79,350.00
6Jun08	Purchase of 2 saw chains & 2 Bars	$18,350.00
16Jun08	Farm payroll (for fortnight ending June 13, 2008)	$136,000.00
20Jun08	Fuel for chain saw	$2,500.00
20Jun08	Weed whacker cord	$2,508.00
24Jun08	PACT Distributors (Farm supplies)	$113,110.68
24Jun08	Vehicle servicing	$250.00
3Jul08	PACT Distributors (Farm supplies)	$15,284.37
4Jul08	New Budget Hardware & Supplies (farm tool)	$1,456.88
4Jul08	Delta Supply Co. Ltd (Farm supplies)	$35,905.30
4Jul08	Farm Payroll (Period June 1627)	$116,300.00
4Jul08	Salary for farm manager (June)	$79,350.00
9Jul08	Garbage bag	$170.00
9Jul08	Coir dust	$2,400.00
18Jul08	Farm Payroll (Period June 30 July 11)	$137,000.00
18Jul08	Farm petty cash	$4,000.00
Sub-Total			$1,263,670.64	$18,860.76
Grand Total			$3,065,945.64	$45,760.38

The first sub-total reflects the expenditures before the account was handled by the Tenant’s corporate office.  The second sub-total reflects the expenditures posted by the Tenant’s corporate office.  The grand total shows the sum of both sub-totals, along with the US$ equivalent.